UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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HARSCO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Notice of
2005 Annual
Meeting and Proxy
Statement
Harsco Corporation

Harsco Corporation
350 Poplar Church Road
Camp Hill, PA 17011 USA
Mail: P.O. Box 8888
Camp Hill, PA 17001-8888 USA
Telephone: 717.763.7064
Fax: 717.763.6424
Web: www.harsco.com
March 22, 2005
To Our Stockholders:
You are cordially invited to attend the 2005 Annual Meeting of Stockholders of your Company, which will be held on Tuesday, April 26, 2005, beginning at 10 a.m. at the Radisson Penn Harris Hotel and Convention Center, Camp Hill, Pennsylvania.
Information about the Annual Meeting, including a listing and discussion of the various matters on which you, as our stockholders, will act, may be found in the formal Notice of Annual Meeting of Stockholders and Proxy Statement included with this mailing. We look forward to greeting as many of our stockholders as possible.
The Company is providing you with the opportunity to vote your shares by calling a toll-free number, by mailing the enclosed Proxy Card or via the Internet as explained in the instructions on your Proxy Card.
Whether you plan to attend the Annual Meeting or not, we urge you to fill in, sign, date and return the enclosed Proxy Card, in the postage-paid envelope provided, or vote by telephone or via the Internet, in order that as many shares as possible may be represented at the Annual Meeting. The vote of every stockholder is important and your cooperation in returning your executed Proxy Card promptly will be appreciated.
Sincerely,
/s/ Derek C. Hathaway
Derek C. Hathaway
Chairman, President and Chief
Executive Officer
This document is intended to be mailed to stockholders on or about March 22, 2005.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1
ANNUAL MEETING INFORMATION	2
General	2
Voting	2
Revocation of Proxies	3
Abstentions and Broker Non-Votes	3
Other Business	3
CORPORATE GOVERNANCE	3
BOARD INFORMATION	4
Structure	4
Meeting Attendance and Committees	4
Directors’ Compensation	6
Stockholder Communications with the Board of Directors	7
The Nominating Process	7
PROPOSAL 1: APPROVAL OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE COMPANY TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS	9
PROPOSAL 2: ELECTION OF DIRECTORS	10
DIRECTOR INFORMATION	11
PROPOSAL 3: ELECTION OF DIRECTORS (IN THE ALTERNATIVE TO PROPOSAL 2)	14
NON-DIRECTOR EXECUTIVE OFFICERS	14
SHARE OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	14
REPORT OF THE AUDIT COMMITTEE	16
FEES BILLED BY THE ACCOUNTANTS FOR AUDIT AND NON-AUDIT SERVICES	18
PROPOSAL 4: APPOINTMENT OF INDEPENDENT ACCOUNTANTS	18
HARSCO STOCK PERFORMANCE GRAPH	19
MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	20
EXECUTIVE COMPENSATION AND OTHER INFORMATION	26
Summary of Cash and Certain Other Compensation	26
Summary Compensation Table	26
Stock Options Issued During the 2004 Fiscal Year	28
Option Exercises and Holdings	28
Retirement Plans	29
Employment Agreements with Officers of the Company	31

HARSCO CORPORATION
350 Poplar Church Road
Camp Hill, Pennsylvania 17011 USA
Mail: P.O. Box 8888
Camp Hill, Pennsylvania 17001-8888 USA
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The Annual Meeting of Stockholders of Harsco Corporation will be held on Tuesday, April 26, 2005, at 10 a.m. at the Radisson Penn Harris Hotel and Convention Center, Camp Hill, Pennsylvania to consider and act upon the following matters:

1.	Approve amendments to the Restated Certificate of Incorporation and By-Laws of the Company to eliminate the classification of the Board of Directors;

2.	Election of eleven Directors to serve until the next Annual Meeting of Stockholders, and until their successors are elected and qualified;

3.	Solely in the event that the stockholders do not approve Proposal 1 (elimination of the classification of the Board of Directors), elect four Directors to serve until the 2008 Annual Meeting of Stockholders, and until their successors are elected and qualified;

4.	Ratification of the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 2005; and

5.	Such other business as may properly come before the Annual Meeting.
The Board of Directors has fixed the close of business on March 3, 2005, as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. Proxies will be accepted continuously from the time of mailing until the closing of the polls at the Annual Meeting.
Stockholders who do not expect to attend the Annual Meeting in person are requested to fill in, sign, date and return the enclosed proxy card in the envelope provided, or vote by telephone or via the Internet, as explained in the instructions on your proxy card.
By Order of the Board of Directors,
/s/ Mark E. Kimmel
Mark E. Kimmel
General Counsel and Corporate Secretary
March 22, 2005

PROXY STATEMENT
ANNUAL MEETING INFORMATION
General
      This Proxy Statement has been prepared in connection with the solicitation by the Board of Directors of Harsco Corporation, a Delaware corporation (the “Company”), of Proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company, to be held April 26, 2005, or at any adjournment or adjournments of the Annual Meeting.
      The following information relates to the Annual Meeting and the voting of your shares at the meeting:

Type of shares entitled to vote at the Annual Meeting:	The Company’s common stock, par value $1.25
Record date for stockholders entitled to notice of, and to vote at, the Annual Meeting (“Record Date”):	Close of business on March 3, 2005
Shares of common stock issued and outstanding as of the Record Date:	41,529,841 shares
Number of shares of treasury stock held by the Company as of the Record Date (not entitled to vote):	26,479,101 shares
Proxy Statements, Notice of Annual Meeting and Proxy Cards are intended to be mailed to stockholders:	On or about March 22, 2005
Location of Company’s executive offices:	350 Poplar Church Road, Camp Hill, Pennsylvania 17011
Voting
      All shares of common stock entitled to vote at the Annual Meeting are of one class, with equal voting rights. Each share of common stock held by a stockholder is entitled to cast one vote on each matter voted on at the Annual Meeting. In order for the Annual Meeting to be valid and the actions taken binding, a quorum of stockholders must be present at the meeting, either in person or by proxy. A quorum is a majority of the issued and outstanding shares of common stock as of the Record Date. The affirmative vote of the holders of at least 80% of the outstanding shares of common stock of the Company entitled to vote will be required with respect to the proposed amendments to the Restated Certificate of Incorporation and By-Laws to eliminate the classification of the Board of Directors. Assuming that a quorum is present, the affirmative vote by the holders of a plurality of the votes cast at the Annual Meeting will be required to act on the election of directors and the affirmative vote of the holders of at least a majority of the outstanding common stock present in person or by proxy at the Annual Meeting will be required for the ratification of PricewaterhouseCoopers LLP as independent accountants for the current fiscal year. The vote required to act on all other matters to come before the Annual Meeting will be in accordance with the voting requirements established by the Company’s Restated Certificate of Incorporation and By-Laws.

      The shares of common stock represented by each properly submitted proxy received by the Board of Directors will be voted as follows at the Annual Meeting:
      If instructions are provided, in accordance with such instructions specified, or
      If no instructions are provided, those shares of common stock will be voted (1) FOR the amendments to the Restated Certificate of Incorporation and the By-Laws to eliminate the classification of the Board of Directors; (2) FOR the election of eleven nominees for Directors; (3) solely in the event the stockholders do not approve the amendments to the Restated Certificate of Incorporation and the By-Laws to eliminate the classification of the Board of Directors, FOR the election of four nominees to serve as Directors until the 2008 Annual Meeting; (4) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the current fiscal year; and (5) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.
Revocation of Proxies
      Any proxy granted pursuant to this solicitation or otherwise, unless coupled with an interest, may be revoked by the person granting the proxy at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, (ii) duly executing and delivering a later dated written proxy relating to the same shares, or (iii) attending the Annual Meeting and voting in person. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.
Abstentions and Broker Non-Votes
      In certain circumstances, a stockholder will be considered to be present at the Annual Meeting for quorum purposes but will not be deemed to have cast a vote on a matter. That occurs when a stockholder is present but specifically abstains from voting on a matter or when shares are represented at the Annual Meeting by a proxy conferring authority to vote only on certain matters (“broker non-votes”). In accordance with Delaware law, abstentions and broker non-votes will not be treated as votes cast with respect to election of directors, and therefore will not affect the outcome of director elections. With respect to Proposal 1, abstentions and broker non-votes will be treated as negative votes and with respect to each other matter presented at the Annual Meeting, abstentions will be treated as negative votes on such matters, while broker non-votes will not be counted in determining the outcome.
Other Business
      The Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, or any adjournment of the Annual Meeting, the persons voting the proxies will vote them in accordance with their best judgment.
CORPORATE GOVERNANCE
      The Company has a long-standing commitment to good corporate governance practices. These practices come in many different forms and apply at all levels of the organization. They provide the Board of Directors and senior management of the Company with a framework that defines responsibilities, sets high standards of professional and personal conduct and promotes compliance with the various financial, ethical, legal and other obligations and responsibilities applicable to the Company. During 2004, the Board of Directors took numerous actions to strengthen the Company’s corporate governance practices, including improving its Director mentoring program, strengthening its new Director orientation program, replacing the use of stock options with restricted stock units, adding of a “financial expert” to the Audit Committee and recommending to stockholders the elimination of the classification of the Board of Directors.
      The Company’s corporate governance principles can be viewed at the Governance section of the Company’s website, www.harsco.com. Information contained on the Company’s website is not incorporated by reference into this Proxy Statement, and you should not consider information contained on the Company’s website as part of this Proxy Statement. Copies of the Company’s corporate governance principles and charters of the Board’s committees are available in print to any stockholder who requests such copies from the Company.
BOARD INFORMATION
Structure
      Information regarding the structure of the Company’s Board of Directors:

Current size:	11 members
Size of Board of Directors authorized in the By-Laws:	Not less than five nor more than 12
Number of Independent Directors:	Eight members
Size of Board of Directors established by:	Board of Directors
Lead Director:	R. C. Wilburn
Independence Standards for Directors:	See Appendix C
Meeting Attendance and Committees
      The Board of Directors met eight times during the fiscal year ended December 31, 2004. The average attendance by Directors at all Board and committee meetings was 96%. Mr. Butler attended 63% of meetings of the Board and committees on which he served. The independent directors held two meetings during 2004.

Audit Committee	Meetings in 2004: four

Members: Mr. Scheiner, Chairman, Ms. Eddy, Mr. Pierce, Ms. Scanlan and Mr. Viviano

Duties: Oversees the financial reporting processes of the Company, including meeting with members of management, the external auditors and the internal auditors, reviewing and approving both audit and non-audit services, reviewing the results of the annual audit and reviewing the adequacy of the Company’s internal controls. The Committee is also responsible for managing the relationship with the external auditors. The Chairman of the Committee meets quarterly with management and the independent auditors to review financial matters. See also the Audit Committee Report found on page 16. The Audit Committee recently completed a review of its charter and determined no revisions were recom-

mended. A copy of the Audit Committee charter can be viewed at the Governance section of the Company’s website.

Executive Committee	Meetings in 2004: None

Members: Mr. Hathaway, Chairman, Messrs. Scheiner, Sordoni and Wilburn

Duties: Authorized to exercise all powers and authority of the Board of Directors when the Board is not in session, except as may be limited by the General Corporation Law of the State of Delaware.

Management Development and Compensation Committee	Meetings in 2004: six

Members: Mr. Wilburn, Chairman, Messrs. Jasinowski, Scheiner and Sordoni and Ms. Scanlan

Duties: Administers the Company’s executive compensation policies and plans and advises the Board regarding management succession and compensation levels for members of senior management. See also the Management Development and Compensation Committee Report on Executive Compensation found on page 20. The Board revised the Committee’s charter as of January 2005 to clarify its responsibilities with respect to certain independence and compensation matters. A copy of the Management Development and Compensation Committee’s charter can be viewed at the Governance section of the Company’s website.

Nominating and Corporate Governance Committee	Meetings in 2004: five

Members: Mr. Sordoni, Chairman, Messrs. Jasinowski, Pierce, Viviano and Wilburn

Duties: Recommends Director candidates to the Board for election at Annual Meeting, reviews and recommends potential new Director candidates, and oversees the corporate governance program of the Company. The Nominating and Corporate Governance Committee recently completed a review of its charter and determined no revisions were recommended. A copy of the Nominating and Corporate Governance Committee’s charter can be viewed at the Governance section of the Company’s website.

Directors’ Compensation
      The current fees for Non-Employee Directors effective January 1, 2005 are as follows:

Annual Retainer:	$35,000
Audit Committee Chair Fee (Annual):	$7,500
Management Development and Compensation Committee Chair Fee and Nominating and Corporate Governance Committee Chair Fee (Annual):	$5,000
Board Meeting Fee (Per Meeting):	$1,500
Committee Meeting Fee (Per Meeting):	$1,500
Other Meetings and Duties (Per Day):	$1,500
Telephonic Meeting Fee (Per Meeting):	$750
Restricted Stock Units(1):	750 restricted stock units annually (issued at a grant price equal to the average of the high and low market price on the date of grant. Grant date is first business day of May.)
Plan Participation(2):	Deferred Compensation Plan for Non- Employee Directors
      Directors who are actively employed by the Company receive no additional compensation for serving as Directors and by policy, the Company does not pay consulting or professional service fees to Directors.

(1)	On May 3, 2004, the Company granted 500 restricted stock units to each of the Non-Employee Directors as a result of stockholder approval of an amendment to the 1995 Non-Employee Directors’ Stock Plan at the 2004 Annual Meeting of Stockholders. The grant price of the restricted stock units was $43.42 per share which was the average of the high and low market price on the date of grant. The restricted stock units vest on April 26, 2005. At the November meeting of the Management Development and Compensation Committee, the Management Development and Compensation Committee reviewed the compensation of the non-employee Directors and recommended that the annual equity portion of the compensation be increased from 500 to 750 restricted stock units. The Board of Directors approved the recommendation effective January 1, 2005.

(2)	The Deferred Compensation Plan for Non-Employee Directors (the “Plan”) allows each non-employee Director to defer all or a portion of his or her director compensation until some future date selected by the Director. Pursuant to the Director’s election, the accumulated deferred compensation is held in either an interest-bearing account or a Harsco phantom share account. The interest-bearing deferred account accumulates notional interest on the account balance at a rate equal to the five-year United States Treasury Note yield rate in effect from time to time. Contributions to the phantom stock account are recorded as notional shares of Harsco common stock. Deferred amounts are credited to the Director’s account quarterly on the 15th of February, May, August and November. The number of phantom shares recorded is equal to the number of shares of common stock that the compensation which is deferred would have purchased at the market price of the stock on the day the account is credited. Dividends earned on the phantom shares are credited to the account as additional phantom shares. All phantom shares are non-voting and payments out of the account are made solely in cash based upon the market price of the common stock on the date of payment selected by the Director. Under certain circumstances, the accounts may be paid out early upon termination of directorship following a change in control. The Plan has been amended to operate in accordance with the provisions of the American Jobs Creation Act of 2004. A Form 8-K describing these amendments was filed with the SEC by the Company on December 16, 2004.

Stockholder Communications with the Board of Directors
      The Board of Directors has a formal process for stockholders to communicate directly with its members. Stockholders can contact the Board through the Chairman and Chief Executive Officer who is located at the Company’s headquarters in Camp Hill, Pennsylvania. In addition, stockholders may contact any member of the Board, including the lead independent director, Dr. Robert Wilburn, by writing to the specific Board member in care of the Corporate Secretary at the Corporate Headquarters (350 Poplar Church Road, Camp Hill, PA 17011). The Corporate Secretary will forward any such correspondence to the applicable Board member. In addition, Board members can be contacted by e-mail at BoardofDirectors@Harsco.com.
      It is the Company’s policy to request that all Board members attend the Annual Meeting of Stockholders. However, the Company also recognizes that personal attendance by all Directors is not always possible. All ten then-current Directors attended the 2004 Annual Meeting of Stockholders. Ms. Eddy did not join the Board of Directors until August 1, 2004.
The Nominating Process
      The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) is responsible for overseeing the selection of qualified candidates to serve as members of the Board of Directors and guiding the corporate governance philosophy and practices of the Company. The Nominating Committee is composed of five directors each of whom is “independent” under the rules of the New York Stock Exchange and the Pacific Stock Exchange. The Nominating Committee operates according to a charter that complies with the guidelines established by the New York Stock Exchange and the Pacific Stock Exchange.
      The Nominating Committee has not adopted formal procedures in selecting individuals to serve as members of the Board of Directors. Instead, it utilizes general guidelines that allow it to adjust the process to best satisfy the objectives established for any director search. The first step in the general process is to identify the type of candidate the Nominating Committee may desire for a particular opening. This may involve identifying someone with a specific background, skill set or experiences. Once identified, the Committee next determines the best method of finding a candidate who satisfies the specified criteria. The Nominating Committee may consider candidates recommended by management, by other members of the Committee or the Board of Directors, by stockholders, or it may engage a third party to conduct a search for possible candidates. The Nominating Committee accepts recommendations for director candidates from stockholders if such recommendations are in writing and set forth the following information:

1.	The full legal name, address and telephone number of the stockholder recommending the candidate for consideration and whether that person is acting on behalf of or in concert with other beneficial owners, and if so, the same information with respect to them.

2.	The number of shares held by any such person as of a recent date and how long such shares have been held, or if such shares are held in street name, reasonable evidence satisfactory to the Nominating Committee of such person’s ownership of such shares as of a recent date.

3.	The full legal name, address and telephone number of the proposed nominee for director.

4.	A reasonably detailed description of the proposed nominee’s background, experience and qualifications, financial literacy and expertise, as well as any other information required to be disclosed in the solicitation for proxies for election of directors pursuant to the rules of the Securities and Exchange Commission, and the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be a director of the Company.

5.	Disclosure of any direct or indirect relationship (or arrangements or understandings) between the recommending stockholder and the proposed nominee (or any of their respective affiliates).

6.	Disclosure of any direct or indirect relationship between the proposed nominee and the Company, any employee or other director of the Company, any beneficial owner of more than 5% of the Company’s common stock, or any of their respective affiliates.

7.	Disclosure of any direct or indirect interest that the recommending stockholder or proposed nominee may have with respect to any pending or potential proposal or other matter to be considered at this Annual Meeting or any subsequent annual meeting of stockholders of the Company.

8.	A written, signed, and notarized acknowledgement from the proposed nominee consenting to such recommendation by the recommending stockholder, confirming that he or she will serve as a director if so elected and consenting to the Company’s undertaking of an investigation into their background, experience and qualifications, any direct or indirect relationship with the recommending stockholder, the Company or its management and 5% stockholders, or interests in proposals or matters, and any other matter reasonably deemed relevant by the Nominating Committee to its considerations of such person as a potential candidate.

      This information must be submitted as provided under the heading “STOCKHOLDER PROPOSALS AND NOMINATIONS FOR PRESENTATION AT 2006 ANNUAL MEETING OF STOCKHOLDERS.”
      There have been no material changes to the procedures relating to stockholder nominations during 2004, except for the formalization of the foregoing procedural requirements reflected above. The Nominating Committee believes that these formalized procedural requirements are intended solely to ensure that it has a sufficient basis on which to assess potential candidates and are not intended to discourage or interfere with appropriate stockholder nominations. The Nominating Committee does not believe that any such requirements subject any stockholder or stockholder nominee to any unreasonable burden. The Nominating Committee and the Board reserve the right to change the above procedural requirements from time to time and/or waive some or all of the foregoing requirements with respect to certain nominees, but any such waiver shall not preclude the Nominating Committee from insisting upon compliance with any and all of the above requirements by any other recommending stockholder or proposed nominees.
      Once candidates are identified, the Nominating Committee conducts an evaluation of the candidate. The evaluation generally includes interviews and background and reference checks. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. While the Nominating Committee has not established minimum criteria for a candidate, it has established important factors to consider in evaluating a candidate. These factors include: strength of character, mature judgment, business experience, availability, attendance, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors.
      If the Nominating Committee determines that a candidate should be nominated as a candidate in the Proxy Statement, the candidate’s nomination is then recommended to the Board of Directors, who may in turn conduct its own review to the extent it deems appropriate. When the Board of Directors has agreed upon a candidate, they are then recommended to the stockholders for election at an Annual Meeting of Stockholders.
      All current directors have been recommended by the Nominating Committee to the Board of Directors for election as directors of the Company at the 2005 Annual Meeting of Stockholders and the Board has approved the recommendation. In the event that the proposal to eliminate the classification of the Board of Directors of the Company is not approved by stockholders, Messrs. Fazzolari, Sordoni, Viviano and Ms. Scanlan, each of whom is a current Director, have been recommended by the Nominating Committee for election as Directors of the Company to serve until the 2008 Annual Meeting, and the Board of Directors has approved the recommendation. The Company did not engage a third party search firm to assist with the selection of the director candidates for the 2005 Annual Meeting of Stockholders. During 2004, the Company received no recommendation for directors from any stockholders.
PROPOSAL 1: APPROVAL OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE COMPANY TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS
      The Board of Directors is currently separated into three classes. Each year, the stockholders are requested to elect the directors comprising one of the classes for a three-year term. Currently, the term for four Directors is set to expire in 2005 at this year’s Annual Meeting. The term of four other Directors is set to expire in 2006 and the term of the other three Directors is set to expire in 2007. Because of the classified Board structure, stockholders have the opportunity to vote on approximately one-third of the Directors each year.
      The Board of Directors has approved and is proposing to the stockholders amendments to the Restated Certificate of Incorporation and By-Laws to eliminate the classified board structure. If the stockholders approve this proposal, the terms of all Directors will expire at the annual meeting of stockholders each year and their successors will be elected for one-year terms that will expire at the next annual meeting. The text of the Certificate of Amendment to the Restated Certificate of Incorporation that will be filed with the Secretary of State of the State of Delaware if Proposal 1 is approved as set forth in Appendix A attached to this Proxy Statement. The amended and restated By-Laws, including the proposed amendments, are set forth in Appendix B attached to this Proxy Statement.

      The Board of Directors believes that stockholders should have the opportunity to vote on all Directors each year and that elimination of the classified board structure will be an effective way to maintain and enhance the accountability of the Board of Directors. In making this determination, the Board of Directors has considered that removing the classified Board of Directors will have the effect of reducing the time required for a majority stockholder or group of stockholders to replace a majority of the Board of Directors in any single year. Under a classified Board of Directors, a majority of the Board of Directors may be replaced only after two years. In addition, under Delaware law, directors of a classified Board of Directors may be removed only for cause. This limitation on removal of Directors only for cause would no longer apply if Proposal 1 is approved.
      If the stockholders approve this proposal, each of the eleven Directors who are elected at the annual meeting will be elected for a one-year term that will expire at next year’s annual meeting. The entire Board of Directors will be subject to election at next year’s annual meeting. Approval of the amendments to the Restated Certificate of Incorporation and By-Laws to eliminate the classification of the Board of Directors requires the affirmative vote of at least 80% of the shares of common stock issued and outstanding as of the record date, or approximately 33.3 million shares.
      If the stockholders approve this proposal, the amendments to the Restated Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of the State of Delaware, the text of which is set forth in Appendix A attached to this Proxy Statement. The Company plans to file the amendment immediately after the requisite vote is obtained. The Stockholders will then be asked to vote on Proposal 2 and a vote on Proposal 3 will not be taken at the Annual Meeting.
      If the stockholders approve this Proposal 1, certain administrative changes will be made to the By-Laws. These administrative changes have been approved by the Board of Directors subject to the approval by the stockholders of this Proposal 1 and do not require separate approval by the stockholders. These administrative changes are included in the proposed Amended and Restated By-Laws set forth in Appendix B attached to this Proxy Statement. All of the amendments to the By-Laws will become effective concurrently with the effectiveness of the amendments to the Restated Certificate of Incorporation.
The Board of Directors Recommends that Stockholders Vote “FOR” the Amendments to the Restated Certificate of Amendment and the By-Laws to Eliminate the Classified Board of Directors.
PROPOSAL 2: ELECTION OF DIRECTORS
      The second proposal to be voted on at the Annual Meeting is the election of the following eleven Directors, each of whom is recommended by the Board of Directors. Biographical information about each of these nominees is included below.
      If the Stockholders approve Proposal 1 (elimination of the classified Board of Directors) at the Annual Meeting, each of the nominees who is elected will serve a one-year term and will be subject to reelection at next year’s annual meeting. See Proposal 1 above. If Proposal 1 is not approved, stockholders will not be asked to vote for this proposal, and instead will vote on Proposal 3.

The Board of Directors Recommends that Stockholders Vote ‘FOR’ the Election of Each of the Following Nominees:
DIRECTOR INFORMATION
      The information set forth below states the name of each nominee for Director, his or her age, a listing of present and previous employment positions, the year in which he or she first became a Director of the Company, other directorships held and the committees of the Board on which the individual serves.

			Director
			of the
		Position with the Company	Company
Name	Age	and Prior Business Experience	Since

G. D. H. Butler	58	Senior Vice President — Operations of the Company since 2000. Concurrently serves as President of the MultiServ Division and President of the SGB Division. President of Heckett MultiServ International and SGB from 2000 to 2003, and from 1994 to 2000 served as President of the Heckett MultiServ — East Division. Served as Managing Director — Eastern Region of the Heckett MultiServ Division in 1994. Served in various officer positions within MultiServ International, N.V. prior to 1994 and prior to Harsco’s acquisition of that corporation in 1993.	2002

K. G. Eddy	54	Certified Public Accountant. Founding partner of McDonough, Eddy, Parsons & Baylous, AC (a public accounting firm) since 1981. Member of CPA2Biz Inc. Board of Directors from 1999 to present. Chairman of the Board of Directors of the American Institute of Certified Public Accountants between 2000-2001. Chairman of the AICPA Special Committee on State Regulation from 2002 to present. Current member of the AICPA Governing Council. Member of the Audit Committee.	2004

S. D. Fazzolari	52	Senior Vice President, Chief Financial Officer and Treasurer of the Company since 1999. Served as Senior Vice President and Chief Financial Officer from January 1998 to August 1999. Served as Vice President and Controller from January 1994 to December 1997 and as Controller from January 1993 to January 1994.	2002

D. C. Hathaway	60	Chairman, President and Chief Executive Officer of the Company since July 31, 2000 and also from April 1, 1994 to January 1, 1998. Served as Chairman and Chief Executive Officer of the Company from January 1, 1998 to July 31, 2000. Served as President and Chief Executive Officer of the Company from January 1, 1994 to April 1, 1994. Was President and Chief Operating Officer of the Company from May 1, 1991 to January 1, 1994. Held various executive positions with the Company prior to 1991. Director of M&T Bank Corp. Chairman of the Executive Committee.	1991

J. J. Jasinowski	66	President of The Manufacturing Institute. Former President of the National Association of Manufacturers (business advocacy and policy association) between 1990 and 2004. Mr. Jasinowski is also an author and commentator on economic, industrial and governmental issues. Former positions include Assistant Professor	1999

			Director
			of the
		Position with the Company	Company
Name	Age	and Prior Business Experience	Since

of Economics at the Air Force Academy, Director of Research at the Joint Economic Committee of Congress, Director of the Carter Administration’s Economic transition team, and Assistant Secretary of Policy at the U.S. Department of Commerce. Mr. Jasinowski is a director of The Phoenix Companies, Inc., The Timken Company and WebMethods.

		Member of the Management Development and Compensation Committee and the Nominating and Corporate Governance Committee.

D. H. Pierce	63	President and CEO of ABB Inc., the US subsidiary of global industrial, energy and automation provider ABB from 1999 until his retirement in June 2001. Between 1998 and 1999 he was President of Steam Power Plants and Environmental Systems of ABB Inc. Between 1996 and 1998 he was Group Executive Vice President — The Americas Region and Member of ABB Ltd. Group Executive Committee. Between 1994 and 1996 he was President of ABB China Ltd. Director of Clyde Bergemann, Inc. Director of Ambient Corporation. Member of the Audit Committee and the Nominating and Corporate Governance Committee.	2001

C. F. Scanlan	57	President and Chief Executive Officer of The Hospital and Healthsystem Association of Pennsylvania since July 2003. The Hospital and Healthsystem Association of Pennsylvania is the successor organization to the combination of the Health Alliance of Pennsylvania and the Hospital and Healthsystem Association of Pennsylvania. Served as President and Chief Executive Officer of both The Health Alliance of Pennsylvania (representation and advocacy organization) and the Hospital and Healthsystem Association of Pennsylvania from 1995 to July 2003. Served as Executive Vice President and Chief Operating Officer of the Health Alliance of Pennsylvania between 1995 and 1996. Member of the Board of Directors of PHICO Group Inc. and its subsidiary corporations PHICO Services, PHICO Capital Markets and Independence Indemnity, from 1998 to the present. On December 14, 2001, PHICO Group, filed a Chapter 11 bankruptcy petition in the U.S. Bankruptcy Court in Harrisburg, Pennsylvania. A plan of reorganization was approved by the Court on August 20, 2004. Served as Chairman of PHICO Insurance Company, a wholly-owned subsidiary of PHICO Group, from 1998 to November 2001. On August 16, 2001, the Commonwealth Court of Pennsylvania issued an Order of Rehabilitation for PHICO Insurance Company which gave the Pennsylvania Insurance Department statutory control over that company. On February 1, 2002, the Pennsylvania Insurance Department declared the PHICO Insurance Company insolvent and the Pennsylvania Commonwealth Court issued an order authorizing the Insurance Department to liquidate that company. The liquidation is proceeding. PHICO Services and PHICO Capital Markets filed for	1998

			Director
			of the
		Position with the Company	Company
Name	Age	and Prior Business Experience	Since

federal bankruptcy protection in February 2003 and Independence Indemnity was placed in rehabilitation by the Kansas Insurance Commissioner in June of 2002.

		Member of the Management Development and Compensation Committee and the Audit Committee.

J. I. Scheiner	60	President and Chief Operating Officer of Benatec Associates, Inc. (an engineering and environmental company) since 1991. Prior to 1991, he was President of Stoner Associates, Inc. (an engineering software company) and Vice President of Huth Engineers (an engineering company). Served as Secretary of Revenue for the Commonwealth of Pennsylvania, and served as Deputy Secretary for Administration, Pennsylvania Department of Transportation. He is a member of the Pennsylvania Chamber of Business and Industry Board.

		Chairman of the Audit Committee and member of the Executive Committee and the Management Development and Compensation Committee.	1995

A. J. Sordoni, III	61	Chairman of Sordoni Construction Services, Inc. (a building construction and management services company) and has been employed by that company since 1967. Former Chairman and Director of C-TEC Corporation and Mercom, Inc. Chairman of the Nominating and Corporate Governance Committee; Member of the Management Development and Compensation and the Executive Committees.	1988

J. P. Viviano	66	Retired Vice Chairman of Hershey Foods Corporation (a confectionery and grocery products company). Was President and Chief Operating Officer of Hershey Foods Corporation from 1994 to 1998. Mr. Viviano is a director of Chesapeake Corporation, Huffy Corporation, Reynolds American, Inc. and RPM, Inc. On October 20, 2004, Huffy Corporation filed for protection under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court for the Southern District of Ohio. Member of the Audit Committee and the Nominating and Corporate Governance Committee.	1999

R. C. Wilburn	61	President of the Gettysburg National Battlefield Museum Foundation (a nonprofit educational institution) since 2000. Former President and Chief Executive Officer of the Colonial Williamsburg Foundation (a historic preservation and educational outreach organization) between 1992 and 1999. Other former positions include Distinguished Service Professor at Carnegie Mellon University, President of Carnegie Institute and Carnegie Library and Secretary of Education for the Commonwealth of Pennsylvania. He is a Director of Erie Indemnity Company, Erie Family Life, and CoManage.

		Chairman of the Management Development and Compensation Committee; Member of the Nominating and Corporate Governance Committee and the Executive Committee.	1986

PROPOSAL 3: ELECTION OF DIRECTORS (IN THE ALTERNATIVE TO PROPOSAL 2)
      Stockholders will be asked to vote on this Proposal 3 solely in the event that, at the Annual Meeting, the stockholders do not approve the amendments to the Company’s Restated Certificate of Incorporation and By-Laws to eliminate the classification of the Board of Directors as described in Proposal 1. If the stockholders approve Proposal 1, then the Company will amend the Restated Certificate of Incorporation and By-Laws to eliminate the classification of the Board of Directors, and the stockholders will proceed to vote on Proposal 2 and not this Proposal 3. If, however, the stockholders do not approve Proposal 1, a vote will be taken on this Proposal 3.
      If the stockholders do not approve Proposal 1, each of the following are nominated for election to serve a three-year term and will be subject to re-election at the 2008 Annual Meeting: Salvatore D. Fazzolari, Carolyn F. Scanlan, Andrew J. Sordoni, III, and Joseph P. Viviano. See above for information regarding each such Director nominee, including his or her age, a listing of present and previous employment positions, the year in which he or she first became a Director of the Company, other directorships held and the committees of the Board on which the individual serves.
      If the stockholders do not approve Proposal 1, Directors whose terms expire at the 2006 Annual Meeting are Messrs. Hathaway, Jasinowski, Pierce and Ms. Eddy and Directors whose terms expire at the 2007 Annual Meeting are Messrs. Butler, Scheiner and Wilburn.
The Board of Directors Recommends that the Stockholders Vote ‘FOR’ Salvatore D. Fazzolari, Carolyn F. Scanlan, Andrew J. Sordoni, III and Joseph P. Viviano.
NON-DIRECTOR EXECUTIVE OFFICERS

		Position with the Company
Name	Age	and Prior Business Experience

M. E. Kimmel	45	General Counsel and Corporate Secretary effective January 1, 2004. Served as Corporate Secretary and Assistant General Counsel from May 1, 2003 to December 31, 2003. Held various legal positions within the Company since he joined the Company in August 2001. Prior to joining Harsco, he was Vice President, Administration and General Counsel, New World Pasta Company from January 1, 1999 to July 2001. Before joining New World Pasta, Mr. Kimmel spent approximately 12 years in various legal positions with Hershey Foods Corporation.
S. J. Schnoor	51	Vice President and Controller of the Company effective May 15, 1998. Served as Vice President and Controller of the Patent Construction Systems Division from February 1996 to May 1998 and as Controller of the Patent Construction Systems Division from January 1993 to February 1996. Previously served in various auditing positions for the Company from 1988 to 1993. Prior to joining Harsco, he served in various auditing positions for PricewaterhouseCoopers LLP.
SHARE OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
      The following table sets forth, as of January 31, 2005, information with respect to the beneficial ownership of the Company’s outstanding voting securities, stock options and other stock equivalents by:

(a)	the Company’s Chief Executive Officer and the Company’s four most highly compensated other executive officers (the “Named Executives”),

(b)	each Director,

(c)	all Directors and executive officers as a group, and

(d)	certain beneficial owners holding more than 5% of the common stock.
      All of the Company’s outstanding voting securities are common stock.

	Number of		Number of	Number of Other
Name	Shares(1)		Exercisable Options(2)	Stock Equivalents

Named Executive Officer
G. D. H. Butler	1,000		76,000	5,000	(3)
S. D. Fazzolari	10,720		84,000	6,580	(3)
D. C. Hathaway	114,217		384,000	9,399	(3)
M. E. Kimmel	484		2,000	1,250	(3)
S. J. Schnoor	1,336		3,300	1,605	(3)
Directors who are not Named Executive Officers
K. G. Eddy	800		0	0
J. J. Jasinowski	1,200		10,000	8,862	(5)
D. H. Pierce	2,000		6,000	5,334	(5)
C. F. Scanlan	1,500		12,000	500	(5)
J. I. Scheiner	3,526		16,000	4,388	(5)
A. J. Sordoni, III	108,000	(4)	18,000	500	(5)
J. P. Viviano	5,400		10,000	8,093	(5)
R. C. Wilburn	3,500		16,000	1,490	(5)
All Directors and executive officers as a group (13 persons in total, including those listed above)	253,683		637,300	53,001
Beneficial Owner(6)
JP Morgan Chase & Co.
270 Park Avenue
New York, NY 10017	2,428,337

(1)	Includes, in the case of Messrs. Butler, Fazzolari, Hathaway, Kimmel, Schnoor and all Directors and executive officers as a group, -0- shares, 8,355 shares, 28,657 shares, 484 shares, 993 shares and 38,489 shares, respectively, pursuant to the Company’s Savings Plan in respect of which such persons have shared voting power.

(2)	Represents all stock options exercisable within 60 days of March 3, 2005 awarded under the 1995 Executive Incentive Compensation Plan and the 1995 Non-Employee Directors’ Stock Plan. Unexercised stock options have no voting power.

(3)	Includes non-voting phantom shares held under the Supplemental Retirement Benefit Plan which will ultimately be paid out in cash based upon the value of shares of common stock at the time of the payout. Also includes for Messrs. Butler and Fazzolari, 5,000 restricted stock units and for Messrs. Schnoor and Kimmel, 1,250 restricted stock units that were awarded on January 24, 2005 and vest in three years subject to certain terms pursuant to the 1995 Executive Incentive Compensation Plan.

(4)	Includes 19,000 shares owned by his wife as to which Mr. Sordoni disclaims beneficial ownership.

(5)	Certain Directors have elected to defer a portion of their Directors’ fees in the form of credits for non-voting phantom shares under the terms of the Company’s Deferred Compensation Plan for Non-Employee Directors. These phantom shares are included. They will ultimately be paid out in cash based upon the value of the shares at the time of payout. Also includes 500 restricted stock units that were granted under the 1995 Non-Employee Directors’ Stock Plan on May 3, 2004.

(6)	This information is derived from Schedule 13G filed by such person with the Securities and Exchange Commission in February, 2005. These holdings represent 5.8% of the Company’s common stock.

      Except as otherwise stated, each individual has sole voting and investment power over the shares set forth opposite his or her name. As of January 31, 2005, Mr. Hathaway beneficially owned 1.2% of the Company’s common stock. None of the other Directors and executive officers individually beneficially owned more than 1% of the Company’s common stock, and the Directors and executive officers of the Company as a group beneficially owned approximately 2.24% of the Company’s outstanding common stock. The mailing address for the Directors and executive officers of the Company is c/o Harsco Corporation Corporate Secretary, 350 Poplar Church Road, Camp Hill, PA 17011.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of five Directors each of whom is considered independent under the rules of the New York Stock Exchange, the Pacific Stock Exchange and the Securities and Exchange Commission (“SEC”). During 2004, the Audit Committee added to its membership an individual who satisfies the definition of a “financial expert,” as promulgated by the SEC. Ms. Kathy Eddy, a certified public accountant and former Chairman of the American Institute of Certified Public Accountants, became a member of the Harsco Board of Directors on August  1, 2004 and became a member of the Audit Committee on September 28, 2004.
      The Audit Committee operates pursuant to a written charter which was adopted in 1992 and which was most recently amended in February of 2004. A copy of the Audit Committee Charter can be reviewed at the Governance section of the Company’s website.
      The Audit Committee has adopted a policy for pre-approval of audit, non-audit and tax services by the independent auditors. The Audit Committee may pre-approve services, such as the annual audit fee and statutory audits. The services to be provided are to be reviewed with the Audit Committee and approval is given for a specific dollar amount and for a period of not greater than 12 months. Services that are not pre-approved in this manner must be pre-approved on a case-by-case basis throughout the year. Additionally, if the pre-approved fee is to be exceeded, approval of the Audit Committee must be obtained. In making its decision regarding the approval of services, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the independent auditor is best positioned to provide such services and whether the services might enhance the Company’s ability to manage or control risk or improve audit quality. No services were provided during the last two fiscal years pursuant to the de minimis safe harbor exception from the pre-approval requirements.
      The Audit Committee reports to and acts on behalf of the Board of Directors by monitoring the Company’s financial reporting processes and system of internal controls, and overseeing the Company’s internal auditors and the independence and performance of the independent accountants. In carrying out these responsibilities, the Audit Committee meets with members of management, the Company’s independent auditors and the Company’s internal auditors on a regular basis or as may otherwise be needed. The Audit Committee Chairman or his designee meets with management and with the independent accountants each quarter to review and discuss the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K prior to their filing with the SEC.
      While the Audit Committee and Board of Directors monitor the Company’s financial record keeping and controls, it is the Company’s management that is ultimately responsible for the Company’s financial reporting process, including the Company’s system of internal controls, disclosure control procedures and the preparation of the financial statements. The independent accountants support the financial reporting process by performing an audit of the Company’s financial statements and issuing a report thereon.
      The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements for the year ended December 31, 2004 and related periods. These discussions focused on the quality, not just the acceptability, of the accounting principles used by the Company, key accounting policies followed in the preparation of the financial statements and the reasonableness of significant judgments made by management in the preparation of the financial statements and alternatives that may be available.
      The Audit Committee also discussed with the Company’s internal auditors and independent auditors the overall scope and plans for their respective audits of the Company’s financial statements. In addition, the Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with PricewaterhouseCoopers, LLP, the Company’s independent accountants, matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter received by the Company from its independent auditors required to be delivered by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees).
      Based on the review and discussions referred to above, the Audit Committee’s review of the representations of management and the report of the independent accountants, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.
SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

J. I. Scheiner, Chairman
K. G. Eddy
D. H. Pierce
C. F. Scanlan
J. P. Viviano

FEES BILLED BY THE ACCOUNTANTS FOR AUDIT AND NON-AUDIT SERVICES
      The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed by PricewaterhouseCoopers LLP, the Company’s principal accountant for the year ended December 31, 2004 and December 31, 2003.

	Amount	Amount
	2004	2003

Audit Fees(1)	$6,337,700	$2,717,700
Audit-Related Fees(2)	$331,700	$282,600
Tax Fees(3)	$1,277,200	$555,400
All Other Fees(4)	$15,400	$24,000
Total Fees	$7,962,000	$3,579,700

(1)	Includes the integrated audit of the consolidated financial statements and internal controls over financial reporting as well as statutory audits and quarterly reviews.

(2)	Includes due diligence procedures, accounting consultations and employee benefit plans.

(3)	Includes services performed in connection with income tax services other than those directly related to the audit of the income tax accrual.

(4)	Includes certain agreed upon procedures.
      The Audit Committee has considered the possible effect of non-audit services on the accountants’ independence and approved the type of non-audit services to be rendered.
PROPOSAL 4: APPOINTMENT OF INDEPENDENT ACCOUNTANTS
      The Audit Committee has designated PricewaterhouseCoopers LLP as independent accountants to audit the Company’s financial statements for the fiscal year ending December 31, 2005. This firm has audited the financial statements of the Company and its predecessors since 1929. Although not required to do so by law or otherwise, the Audit Committee desires that stockholders ratify its selection of PricewaterhouseCoopers LLP as the Company’s independent accountants. Therefore, the Audit Committee’s choice of independent accountants will be submitted for ratification or rejection at the Annual Meeting. In the absence of contrary direction from stockholders, all proxies that are submitted will be voted in favor of the confirmation of PricewaterhouseCoopers LLP as the Company’s independent accountants. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting, with the opportunity to make a statement and answer questions of stockholders.
      If this proposal is not ratified by a majority of the shares entitled to vote at the Annual Meeting, the appointment of the independent accountants will be reevaluated by the Audit Committee. Due to the difficulty and expense of making any substitution of accountants, it is unlikely that their appointment for the audit of the financial statements for the fiscal year ending December 31, 2005 would be changed. However, the Audit Committee may review whether to seek new independent accountants for the fiscal year ending December 31, 2006.
      The Audit Committee, at its meeting held on November 16, 2004, reviewed and approved the fee estimate for the annual audit of the Company’s fiscal 2004 financial statements and, taking into consideration the possible effect of non-audit services on the accountants’ independence, also reviewed specific non-audit services to be rendered for income tax services.
      The Board of Directors Recommends a Vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Accountants.

HARSCO STOCK PERFORMANCE GRAPH
      The following performance graph compares the yearly percentage change in the cumulative total stockholder return (assuming the reinvestment of dividends) on the Company’s common stock against the cumulative total return of the Standard & Poor’s MidCap 400 Index and the Dow Jones Industrial-Diversified Index for the past five years. The graph assumes an initial investment of $100 on December 31, 1999 in the Company’s common stock or in the underlying securities which comprise each of those market indices. The information contained in the graph is not necessarily indicative of future Company performance.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
Among Harsco Corporation, S&P MidCap 400 Index and Dow Jones
Industrial Diversified Index (1)(2)
Fiscal Year Ending December 31

	1999	2000	2001	2002	2003	2004

Harsco Corporation	100	81	116	111	158	205
S&P Midcap 400 Index	100	118	117	100	135	158
Dow Jones Industrial-Diversified	100	101	91	59	80	95

(1)	Peer companies included in the Dow Jones Industrial-Diversified Index are: Albany International Corp., Ashland Inc., Briggs & Stratton Corp., Capstone Turbine Corp., Carlisle Companies Inc., Crane Company Inc., Dover Corporation, Eaton Corp., Emerson Electric Co., Flowserve Corp., General Electric Co., Honeywell International Inc., Illinois Tool Works, Inc., Ingersoll-Rand Company Ltd., ITT Industries Inc., Kaydon Corp., Kennametal Inc., Mueller Industries Inc., Parker-Hannifin Corporation, Pentair Inc., Rockwell International

Corp., The Shaw Group Inc., Teleflex Inc., Textron Inc., The Timken Company and Tyco International Ltd.

(2)	In December 2001, Dow Jones restructured its industry classification system. The net result of this change is that all US indices will show differences when compared to the prior index series.
MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Company’s executive compensation program is administered by the Management Development and Compensation Committee (“Compensation Committee”) of the Board of Directors. The Compensation Committee is currently composed of the five non-employee Directors listed below this Report. Each member of the Compensation Committee is considered to be independent in accordance with the guidelines established by the New York Stock Exchange and the Pacific Stock Exchange and no member has any interlocking or other relationships with the Company that are subject to disclosure under the Securities and Exchange Commission rules relating to proxy statements. All decisions of the Compensation Committee relating to the salaries and grade levels of the Company’s executive officers are reviewed with the full Board.
      The Compensation Committee believes that the Company benefits from a broad based executive compensation program with approximately 29 division officers, five executive officers and two other corporate officer participating in the program as of December 31, 2004.
Program Goals
      In administering the Company’s executive compensation program, the Compensation Committee looks to accomplish the following goals:

•	Incentivize management to achieve the Company’s annual and long-term performance goals, which are specifically designed to reinforce the creation and enhancement of stockholder value;

•	Promote individual initiative and achievement;

•	Provide levels of compensation that are fair, reasonable and competitive with comparable industrial companies; and

•	Attract and retain qualified executives who are critical to the Company’s long-term success.
Other Key Guiding Principles
      In addition to the above goals, the Compensation Committee administers the Company’s executive compensation programs with these guiding principles in mind:

•	In general, the Compensation Committee strives to maintain total compensation packages which range from moderately below to moderately above the industry medians.

•	The executives most able to affect the performance of the Company should have a significant portion of their potential total compensation at risk and dependent upon the Company’s performance.

•	The executive officers of the Company should share in the gains and losses of common stock experienced by stockholders in order to reinforce the alignment of their respective interests.

•	The Company has not reset the exercise price on any existing stock options in the past, and as a matter of sound compensation policy, does not foresee doing so in the future.
Program Components
      The Compensation Committee carries out the executive compensation program through various compensation methods and programs. The primary compensation methods used and the manner in which they are administered include the following:

•	Annual Salary, which is based upon grade levels that reflect the degree of responsibility associated with the executive’s position and the executive’s past achievement;

•	Annual cash incentive compensation awarded under the 1995 Executive Incentive Compensation Plan (as amended, the “1995 Incentive Plan”), the amount of which is based upon achievement of specific economic value-added (“EVA®”) goals established for the relevant business unit. The Compensation Committee believes that attainment of specific, measurable EVA goals is an important determinant of total return to stockholders over the long-term and has the advantage of not being subject to fluctuations in the common stock price;

•	Some form of equity compensation issued under the 1995 Incentive Plan. In the past, stock options were granted but during 2003, the Compensation Committee undertook a review of this program and suspended the issuance of stock option to all employees. No stock options have been issued to an employee since January of 2002. During 2004, the Compensation Committee reviewed long-term compensation alternatives and adopted a long-term program utilizing restricted stock units. Grants of restricted stock units will be made by the Compensation Committee on the basis of pre-established grant guidelines; and

•	Various retirement and other benefits commonly found in similar companies.
      In establishing the weight of these various compensation components, the Compensation Committee believes that as an executive’s level of responsibility increases, a greater portion of his or her potential total compensation opportunity should be based on performance incentives and a lesser portion on salary. The Compensation Committee also believes that as executives rise to positions that can have a greater impact on the Company’s performance, the compensation program should place more emphasis on the value of the common stock.
Salaries
      The Compensation Committee completed its annual review of officer salaries at the December 15, 2003 Committee meeting. In establishing 2004 salaries, the Compensation Committee considered a comprehensive compensation survey review that the Company’s compensation consultant, Towers Perrin, had prepared at the Compensation Committee’s request.
      Each year, the Compensation Committee considers adjustments to the salary of each executive officer based upon a combination of the following: the available salary budget, the performance of each officer, comparison survey data provided by one or more major consulting firms, comparison to other internal salaries and the Company’s salary range structure for various grade levels. The salary range structure for various grade levels is also revised from time to time based upon industry survey data provided by Towers Perrin. The Towers Perrin industry compensation survey considered by the Compensation Committee is a broad based survey of companies selected by the consulting firm which are not limited to the companies within the Dow Jones Industrial-Diversified Index referenced elsewhere in the Proxy Statement, though some of those companies may have been included in the survey.
Annual Incentive Compensation Plan
      Payments for executive officers under the 1995 Incentive Plan for calendar year 2004 were dependent upon achievement of EVA targets for the business units in the case of Mr. Butler, and the achievement of an EVA objective for the Company, in the case of the other executive officers. These EVA objectives were established by the Compensation Committee prior to the beginning of the year.
      Payments under this Plan are a function of the executive’s annual salary multiplied by the bonus percentage, which in turn is multiplied by a performance percentage. The bonus percentage is determined for each individual executive and is a function of the individual’s level of responsibilities and his or her ability to impact the overall results of the Company. The percentage is calculated by multiplying the individual’s salary grade by .02. The target bonus percentage for Mr. Hathaway is 70% and the target bonus percentages for the other executive officers range from 38% to 54%.
      The performance percentage is determined based on achievement of EVA objectives and can range from 0 to 200%. The EVA objectives include various performance levels. The 2004 EVA objectives, which were developed with input from Stern Stewart & Company, include minimum, target and maximum performance levels. Performance which is below the minimum performance level results in a zero performance percentage and therefore, no incentive payments being made. The performance percentage increases above zero once the minimum performance level is obtained and increases as results increase above the minimum level. For 2004, the performance percentage for achieving the target level of EVA performance results is 100%. If the maximum performance level is obtained or surpassed, the performance percentage is capped at 200%.
      The Compensation Committee, again with the input of Stern Stewart & Company, has established minimum, target and maximum objectives for overall Company EVA performance for 2005 and has allocated that target objective among the divisions. Thus, the annual incentive compensation awards of the corporate officers are closely related to the overall performance of the divisions against their EVA goals.
      Based on his business unit’s achievements against the established EVA targets, Mr. Butler attained 151% of target achievement. The other four named executive officers attained 148% of target achievement for the 2004 based on the overall EVA achievement of the Company. The amounts of the awards to the named executive officers under the Plan are summarized in the Summary Compensation Table.
Long-term Compensation
      Stock options have been the vehicle through which the long-term incentive compensation was granted to employees. No stock options were issued by the Company during 2004. During

2003, the Compensation Committee, on the recommendation of management, decided to take a one-year leave in the issuance of options to study the impact options issuance were having on the Company, stockholders and employees. In December of 2003, the Compensation Committee again decided not to issue options in 2004, but instead asked management to develop a long-term equity compensation program for key senior managers in the Company. As noted above, the Compensation Committee did approve a long-term restricted stock unit program during 2004.
      Under the restricted stock unit program, performance goals will be established three years in advance by the Compensation Committee. 2004, 2005 and 2006 earnings per share goals were established by the Compensation Committee in early 2004. The Compensation Committee approved the 2007 goals of earnings per share and cash flow at its January 2005 meeting. Grants of restricted stock units are made in the subsequent January if the performance goals are achieved. Maximum restricted stock units grants, ranging from 10,000 shares annually for the CEO to 500 for certain other officers, may be granted by the Compensation Committee provided the performance goals are satisfied. The Compensation Committee has complete discretion on whether to grant and the amount (i.e., discretion to reduce the maximum grant by any amount, even to zero) of any grant of restricted stock units that may be made annually to any officer. If shares are granted, they must be held by the individual for a period of three years. If the individual leaves the employment of the Company during this period, except as a result of death, disability or retirement, the stock units are forfeited. 2004 performance goals were achieved and the Compensation Committee did make grants of restricted stock units to Messrs. Butler, Fazzolari, Kimmel and Schnoor as well as certain other officers of the Company. As was described in a Form 8-K filing made by the Company on January 27, 2005, the Compensation Committee and the Board approved a payment to Mr. Hathaway, in lieu of a restricted stock unit award. Mr. Hathaway’s current stock holdings and outstanding stock options and the state of his career at Harsco were considered in making this determination. Mr. Hathaway’s cash payment was equal to $504,050 and was based on the average of the high and low sales price of the Company’s common stock on January 24, 2005 and 10,000 shares.
      The 1995 Incentive Plan was approved by the stockholders in 1995, was amended and reapproved by the stockholders in 1998, 2001 and 2004, and has been used to make grants of options to other corporate officers and key employees, including division officers as well as the executive officers. No stock options were granted in 2004. The guidelines for the maximum annual number of options granted for each grade level were established in January 2001 based upon a recommendation from Towers Perrin, and that firm’s year 2000 survey of the long-term incentive compensation and total compensation practices of major U.S. companies. Towers Perrin used a Black-Scholes valuation of the Company’s options to make comparisons of compensation value. The number of options granted to a particular officer was determined by grade level and the Compensation Committee’s evaluation of the strategic performance of the individual and the individual’s business unit. The absolute maximum stock option award as provided in the 1995 Incentive Plan is 150,000 shares for any single participant in a calendar year. The 1995 Incentive Plan was further amended in 2004 in order that the 150,000 share limit will also apply to awards of restricted stock, deferred stock and stock grants which may be issued under the 1995 Incentive Plan.
Other Compensation
      The Company has certain other broad-based employee benefit plans in which the executive officers participate on the same terms as non-executive employees, including health insurance, a defined benefit pension plan, a 401(k) Savings Plan and the term life insurance benefit equal to two times the individual’s salary up to a maximum benefit of $500,000. In addition, the executive officers participate in the Supplemental Retirement Benefit Plan as described elsewhere in this Proxy Statement, which supplements both the qualified pension plan and the Company’s 401(k) Savings Plan. During 2003, the Company amended most of its defined-benefit pension plans to end further accruals under the plan for additional service with the Company. After 2003, benefits paid under these amended plans take into account future salary increases of participants. Certain named executive officers, namely Messrs. Hathaway, Butler and Fazzolari, are entitled to Company-provided cars and the Board of Directors has approved Mr. Hathaway’s personal use of the Company airplane.
The Chief Executive Officer’s 2004 Compensation
      The 1995 Incentive Plan cash and salary awarded or paid to Mr. Hathaway with respect to 2004 are discussed in the Summary Compensation Table on page 26 in this Proxy Statement with respect to amounts, and in this Report with respect to the factors considered by the Compensation Committee. Mr. Hathaway’s 2004 salary was determined by the Compensation Committee utilizing the same factors as are explained in the “Salaries” section above. The Compensation Committee particularly considered the significant accomplishments achieved by the Company in 2003, including strategic accomplishments and increases in sales, net income and cash flows. As was stated above, Mr. Hathaway’s annual incentive payment was primarily a function of the Company’s overall EVA performance. As described above, Mr. Hathaway was also paid a cash amount in lieu of his restricted stock unit grant. This payment was based on the achievement of pre-established EPS goals by the Company. Of the total $2,336,450 in cash compensation paid to Mr. Hathaway for 2004 as reflected in the Summary Compensation Table, 61.5% was contingent and dependent upon the achievement of the EVA and EPS performance objectives established by the Compensation Committee. This is consistent with the Compensation Committee’s view that those executives most able to affect the performance of the Company should have a significant portion of their potential total compensation at risk and dependent upon the Company’s performance.
Relationship of Performance to Compensation
      The Company currently ties executive pay to corporate performance primarily through the 1995 Incentive Plan annual awards that are based upon achievement of objectives adopted by the Compensation Committee. Stock option and restricted stock grants have been made in the past to executives and they only provide realizable compensation through increases in the stock price.
Policy Regarding IRC Section 162
      Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation for individuals in excess of $1 million per year paid by publicly traded corporations to the chief executive officer and the four other executives named in the compensation table of the Proxy Statement. The Company has determined that given the rates of compensation currently in effect and the exemption under Internal Revenue Service regulations applicable to income derived from stock options granted under the Harsco 1986 Stock Option Plan or the 1995 Incentive Plan, and the exemption applicable to the performance based incentive compensation bonuses under the 1995 Incentive Plan, the Company should not be exposed to any non-deductibility of executive compensation expense under Section 162(m) in the 2004 tax year. In 1995, the Company obtained stockholder approval of the 1995 Incentive Plan, which was designed to preserve the deductibility to the extent possible, of executive compensation resulting from performance based awards under that Plan. The Company obtained renewal of that approval by the stockholders in 1998, 2001 and again in 2004. While the tax deductibility of compensation paid is a key concern for the Compensation Committee, it is not the only concern, and the Compensation Committee will look at other factors to determine the appropriate compensation that should be paid to an individual and may chose to pay compensation that would otherwise not be deductible under Section 162(m) if the Compensation Committee believes that it is appropriate and in the best interest of the Company.
Summary
      In summary, the Compensation Committee believes that the Company’s total compensation program achieves the objective of providing meaningful and appropriate rewards, recognizing both current contributions to performance and the attainment of long-term strategic business goals of critical importance to the future growth of Harsco Corporation.
SUBMITTED BY THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

R. C. Wilburn, Chairman
J. J. Jasinowski
C. F. Scanlan
J. I. Scheiner
A. J. Sordoni, III

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Cash and Certain Other Compensation
      The following table sets forth information concerning the compensation awarded to, earned by or paid to the Named Executives for services rendered to the Company in all capacities during each of the last three fiscal years.
Summary Compensation Table

				Long-Term Compensation
				Awards

	Annual Compensation			Securities			All Other
Name and				Underlying	Restricted		Compen-
Principal		Salary	Bonus	Options	Stock		sation
Position	Year	($)	($)	(#)(1)	Units		($)(2)

D. C. Hathaway	2004	900,000	932,400	-0-	-0-	(3)	90,990
Chairman, President &	2003	878,000	626,892	-0-	-0-		6,000
Chief Executive Officer	2002	852,500	378,510	100,000	-0-		37,084

G. D. H. Butler(4)	2004	555,000	385,503	-0-	5,000		-0-
Senior Vice President —	2003	441,664	288,495	-0-	-0-		-0-
Operations	2002	402,000	159,031	24,000	-0-		-0-

S. D. Fazzolari	2004	400,000	319,680	-0-	5,000		34,726
Senior Vice President, Chief	2003	335,000	183,379	-0-	-0-		6,000
Financial Officer &	2002	309,000	105,184	24,000	-0-		12,468
Treasurer

M. E. Kimmel(5)	2004	185,000	104,044	-0-	1,250		14,118
General Counsel and	2003	150,000	52,439	-0-	-0-		4,996
Corporate Secretary

S. J. Schnoor	2004	227,000	127,665	-0-	1,250		19,432
Vice President & Controller	2003	220,000	99,484	-0-	-0-		6,000
	2002	185,000	46,546	6,000	-0-		6,965

(1)	Represents stock options granted in the respective years. The Company granted these options, relating to shares of its common stock, to certain employees, including executive officers, of the Company under its 1995 Incentive Plan. Options granted are not exercisable for twelve months following the date of grant, unless a change in control of the Company occurs, nor are they exercisable ten years after the date of grant. The options granted in 2002 were not exercisable until two years after the grant date. The exercise price per share of options granted under the Plan was one hundred percent (100%) of the fair market value of common stock at the date of grant. No stock options were granted during 2003 or 2004. See “Stock Options Issued During the 2004 Fiscal Year” below.

(2)	For 2002 and 2003, represents Company Savings Plan contributions made on behalf of the Named Executives. The Company maintains the Harsco Corporation Savings Plan which includes the “Salary Reduction” feature afforded by Section 401(k) of the Internal Revenue Code. Eligible employees may authorize the Company to contribute from 1% to 16% of their pre-tax compensation to the Savings Plan. In October of 2002, the contribution limit was raised to 75% of an employee’s pre-tax compensation subject to IRS and Plan limitations. The Company makes matching contributions for the account of each participating employee equal to 50% of the first 1% to 6% of such employee’s “Salary

Reduction” contribution. Under the Supplemental Savings Benefit portion of the Supplemental Retirement Benefit Plan, if the IRS-imposed limitations on Section 401(k) Savings Plan contributions are reached by a Named Executive for a given year, so that he is unable to make the maximum 6% of pre-tax compensation “Salary Reduction” contribution that would be subject to the Company’s matching contributions under the Savings Plan, the Company will make contributions on behalf of the Named Executive to the Supplemental Savings Benefit portion of the Supplemental Retirement Benefit Plan in an amount equal to the amount of the matching contributions that it would have made under the Savings Plan if the Executive could have contributed the full 6% of his pre-tax compensation, less the amount of matching contributions that the Company actually made for his benefit under the Savings Plan. Such Company contributions to the Supplemental Retirement Benefit portion of the Supplemental Retirement Benefit Plan are credited in the form of phantom shares based upon the value of common stock on the date of the Company’s contributions. Dividends that would have been paid on common stock are credited as additional phantom shares, and all phantom shares will ultimately be paid out in cash based upon the value of shares of common stock at the time of payment. The Company terminated this Supplemental Savings Benefit effective December 31, 2002. Beginning in 2004, the Company placed a freeze on credited service its defined benefit pension plans for a significant portion of its U.S. employees, including Messrs. Hathaway, Fazzolari, Kimmel and Schnoor. Only pay and early retirement subsidy related credits will be made under these defined benefit pension plans for the next ten years. In lieu of accruing additional credited years of service beyond December 31, 2003, under these defined benefit pension benefits, the Company adopted a new 401(k) savings plan, the Retirement Savings and Investment Plan (“RSIP”). Pursuant to the terms of the RSIP, eligible employees may authorize the Company to contribute between 1% and 75% of their pre-tax compensation. The Company will make matching contributions to the account of each participating employee equal to 100% on the first 1% to 3% of such employee’s contribution and 50% on the next 1% to 2% of such employee’s contribution. In addition, the Company may make discretionary contributions to the participants’ accounts. The Company has communicated that, at the discretion of the Board of Directors, it has targeted a 2% contribution of each eligible employee’s annual compensation, provided that certain performance targets are satisfied. Performance targets were satisfied for 2004 and the Board of Directors has authorized the 2% discretionary contribution. In 2004, the Company also implemented a Supplemental Benefit Plan pursuant to which the Company would make “phantom” contributions to a non-qualified plan in an amount equal to the above described Company matching and discretionary contribution under the RSIP which the Company was not otherwise able to make for a participant as a result of that participant reaching certain limitations imposed by Section 401(k) of the Internal Revenue Code. The amounts included in this column for 2004 represent amounts contri buted by the Company to both the RSIP and the Supplemental Benefit Plan.

(3)	As was described in the Compensation Committee Report and in a Form 8-K filed by the Company on January 27, 2005, Mr. Hathaway was paid a cash payment of $504,050 in lieu of a restricted stock unit grant the Management Development and Compensation Committee and the Board considered Mr. Hathaway’s significant stock holdings in the Company, the number of his unexercised stock options and the stage of his career at Harsco in making this determination.

(4)	Mr. Butler was elected Senior Vice President — Operations effective September 26, 2000. He serves concurrently as President of the MultiServ and SGB Division. Mr. Butler’s salary and bonus are designated in U.S. dollars, but he is paid in British pounds at conversion rates that were in effect during the respective periods. The conversion rate used for the amounts included in the Compensation Table was £=$1.85 for 2004, £=$1.60 for 2003 and £=$1.50 for 2002.

(5)	Mr. Kimmel became an Executive Officer effective January 1, 2004.

Stock Options Issued During the 2004 Fiscal Year
      The Board of Directors, on the recommendation of Senior Management, decided not to issue any stock options during 2004 to Company management or employees. It was the Board’s intention to review, during 2003, the appropriateness of the use of stock options as the vehicle for long-term compensation within the Company. In December 2003, the Board decided again not to issue any stock options in 2004 to Company management or employees. Instead, the Board has decided that restricted stock or restricted stock units should be the long-term compensation method for the Company. At the 2004 Annual Meeting, the stockholders approved an amendment to the Company’s 1995 Executive Incentive Compensation Plan which could qualify future grants of restricted stock or restricted stock units as performance-based compensation under Section 162(m) of the Internal Revenue Code. Restricted stock units were awarded to four executive officers and certain other officers of the Company in January 2005 as further discussed in the Compensation Committee Report. The Company does not currently intend to grant any stock options in 2005.
Option Exercises and Holdings
      The following table sets forth information, with respect to the Named Executives, concerning the exercise of options during fiscal year 2004 and unexercised options at December 31, 2004:
AGGREGATED OPTION EXERCISES IN 2004
AND OPTION VALUES AT 12/31/04

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised		In-The-Money
	On	Value	Options at 12/31/04(#)(2)		Options at 12/31/04($)(3)
	Exercise	Realized
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

D. C. Hathaway —	42,500	1,123,037	395,000	-0-	10,061,125	-0-
Chairman, President & Chief Executive Officer
G. D. H. Butler —	-0-	-0-	76,000	-0-	1,993,530	-0-
Senior Vice President — Operations
S. D. Fazzolari —	40,000	872,591	84,000	-0-	1,983,740	-0-
Senior Vice President, Chief Financial Officer & Treasurer
M. E. Kimmel —	-0-	-0-	2,000	-0-	45,550	-0-
General Counsel and Corporate Secretary
S. J. Schnoor —	16,000	242,018	3,300	-0-	65,075	-0-
Vice President & Controller

(1)	Represents the difference between the exercise price and the market price of common stock on the date of exercise.

(2)	Options granted during a particular year are not exercisable for twelve months following the date of grant (two years for 2002 grants) unless a change in control of the Company occurs.

(3)	Represents the difference between the exercise price and the market price of common stock on December 31, 2004, multiplied by the number of in-the-money unexercised options contained in the respective category. Average market price at December 31, 2004 was $55.9250 per share. Options are in-the-money when the market price of the underlying securities exceeds the exercise price.
Retirement Plans
      The Company provides retirement benefits for each officer under the Supplemental Retirement Benefit Plan (“Supplemental Plan”). All executive officers are covered by the Supplemental Plan excepting Mr. Butler who is covered by the U.K. pension plan described below. Until December 31, 2002, the Supplemental Plan replaced the 401(k) Company match lost due to government limitations on such contributions. The replacement was in the form of phantom shares as more fully described in footnote 2 on page 26. The Supplemental Plan was amended effective January 1, 2003, to eliminate any future replacement of lost company match and any further granting of phantom shares. A new non-qualified restoration plan was established January 1, 2004 to provide for the discretionary and matching contribution that would be otherwise provided under the qualified 401(k) Plan for salaried employees’ contributions made after December 31, 2003, but for IRS Code limitations under Section 402(g), Section 401(a)(17), Section 415 or Section 401(m). (See footnote 2 on page 26) All U.S. executive officers are also covered by the qualified pension plan. Each plan is a defined benefit plan providing for normal retirement at age 65. Early retirement may be taken commencing with the first day of any month following the attainment of age 55, provided at least 15 years of service have been completed. Early retirement benefits commencing prior to age 65 are reduced. The Supplemental Plan also provides for unreduced pension benefits if retirement occurs after age 62, provided at least 30 years of service have been completed. The Supplemental Plan provides for a pre-retirement death benefit payable in a monthly benefit to a beneficiary designated by the participant for participants who die after qualifying for benefits. The Supplemental Plan also includes provisions which fully vest participants upon termination of employment following a “change in control” of the Company as defined in the Supplemental Plan.
      The following table shows estimated total annual pension benefits payable to the U.S. executive officers of the Company under the qualified pension plan and the Supplemental Plan, including the Named Executives upon retirement at age 65, in various remuneration and year-of-service classifications, assuming the total pension benefit was payable as a straight life annuity guaranteed for ten years and retirement took place on January 1, 2005.

PENSION PLAN TABLE — U.S. EXECUTIVES

	Years of Service

Remuneration(1)	10	15	20	25	30	35*

300,000	41,756	62,634	83,512	104,390	125,268	137,795
400,000	56,756	85,134	113,512	141,890	170,268	187,295
500,000	71,756	107,634	143,512	179,390	215,268	236,795
600,000	86,756	130,134	173,512	216,890	260,268	286,295
700,000	101,756	152,634	203,512	254,390	305,268	335,795
800,000	116,921	175,381	233,841	292,301	350,762	385,838
900,000	131,756	197,634	263,512	329,390	395,268	434,795
1,000,000	146,756	220,134	293,512	366,890	440,268	484,295
1,100,000	161,756	242,634	323,512	404,390	485,268	533,795
1,200,000	176,756	265,134	353,512	441,890	530,268	583,295
1,300,000	191,756	287,881	383,841	479,801	575,762	633,338
1,400,000	206,921	310,134	413,512	516,890	620,268	682,295
1,500,000	221,756	332,634	443,512	554,390	665,268	731,795
1,600,000	236,756	355,134	473,512	591,890	710,268	781,295

*	The Supplemental Plan has a 33-year service maximum.

(1)	Final average compensation for the U.S. Named Executives as of the end of the last calendar year is: Mr. Hathaway: $1,341,665; Mr. Fazzolari: $458,845; Mr. Schnoor: $259,389; and, Mr. Kimmel: $165,242. As of December 31, 2003, the credited years of service are frozen for each Named Executive and are as follows: Mr. Hathaway: 37.5 years; Mr. Fazzolari: 23.5 years; Mr. Schnoor 15.667 years and Mr. Kimmel 2.333 years.
      Total pension benefits are based on final average compensation and years of service. The normal retirement benefit under the Supplemental Plan is equal to a total of .8% of final average compensation up to the “Social Security Covered Compensation” as defined in the Supplemental Plan plus 1.6% of the final average compensation in excess of the “Social Security Covered Compensation” multiplied by up to 33 years of service, reduced by the benefits under the qualified plan. Final Average Compensation is defined as the aggregate compensation (base salary plus nondiscretionary incentive compensation) for the 60 highest consecutive out of the last 120 months prior to date of retirement or termination of employment prior to normal retirement date. The Supplemental Plan was amended in 2002 to provide that for any retirements on or after January 1, 2003, the 1.6% factor in the benefit formula is reduced to 1.5% and the definition of Final Average Compensation was amended to reduce the amount of nondiscretionary incentive compensation included in the benefit calculation from 100% to 50%, for such amounts paid on or after January 1, 2003. Notwithstanding these amendments, no participant’s retirement benefit shall be reduced by reason of these amendments, below the benefit accrued at December 31, 2002. The Supplemental Plan was amended December 31, 2003 to provide that pension benefit accrual service shall not be granted to any Company employee after December 31, 2003, provided, however, compensation earned for services performed for the Company for current Supplemental Plan participants through December 31, 2013 shall be included in determining their Final Average Compensation under the Supplemental Plan.
      The Company does not provide retiree medical benefits to its executive officers.

PENSION PLAN TABLE — U.K. EXECUTIVE

	Years of Service

Remuneration(1)	10	15	20	25	30	35

300,000	51600	80,040	108,,480	136,950	165,390	193,830
400,000	68,800	106,720	144,640	182,600	220,520	258,440
500,000	86,000	133,400	180,800	228,250	275,650	323,050
600,000	103,200	160,080	216,960	273,900	330,780	387,660
700,000	120,400	186,760	253,120	319,550	385,910	452,270
800,000	137,600	213,440	289,280	365,200	441,040	516,880
900,000	154,800	240,120	325,440	410,850	496,170	581,490
1,000,000	172,000	266,800	361,600	456,500	551,300	646,100

(1)	Final Pensionable Salary for Mr. Butler as of the end of the last calendar year is $868,927. The estimated credited years of service for Mr. Butler is 35.25 years
      The above table shows estimated total annual pension benefits payable to the U.K. executive officer of the Company, Mr. Butler, for life, under the Harsco Pension Scheme (the “Scheme”), a qualified pension plan in the U.K., upon retirement at age 60, which is normal retirement age under the Scheme, in various remuneration and year-of-service classifications, assuming the total pension benefit was payable and retirement took place on January 1, 2005. The benefit would be paid in British pounds and all amounts in the table below are stated in U.S. dollars at a conversion rate of $1.9185 = £1.00. The Scheme provides that if the participant dies within five years after starting to receive a pension, a lump sum will be paid equal to the pension payments that would have been made during the remainder of the five year period. The annual pension benefit is based on the highest annual total of salary and bonus within the last five years (or the highest average amount of annual salary plus bonus received in any three consecutive scheme years within the last ten years, if higher) (“Final Pensionable Salary”) and the years of service, subject to various deductions for service prior to April 6, 1989, and a statutory limitation of two thirds of the Final Pensionable Salary. The Scheme was amended in 2002 to provide that for any retirements on or after January 1, 2003, the benefit accrual rate is reduced, and the definition of Final Pensionable Salary is amended to reduce the amount of incentive bonus included in the calculation from 100% of 50% for such amounts paid on or after January 1, 2003. The Plan was amended in 2003 to provide that, in respect of service after January 1, 2004 only, normal retirement age is increased to 65, and the definition of Final Pensionable Salary is amended so as to be equal to the average salary and 50% of bonus over the last five scheme years prior to retirement.
Employment Agreements with Officers of the Company
      On September 25, 1989, the Board of Directors authorized the Company to enter into employment agreements with certain officers, including Mr. Hathaway, and subsequently with Messrs. Fazzolari and Butler (the “Agreements”). Pursuant to those authorizations, the Company entered into an individual Agreement with each of these individuals. The Agreements are designed as an inducement to retain the services of the officers and provide for continuity of management during the course of any threatened or attempted change in control of the Company. The Agreements are also intended to ensure that, if a possible change in control should arise and the officer should be involved in deliberations or negotiations in connection with the possible change in control, the officer would be in a position to consider as objectively as possible whether the possible change in control transaction is in the best interests of the

Company and its stockholders without concern for his position or financial well-being. Should a change in control occur, the Agreements provide for continuity of management following the change by imposing certain obligations of continued employment on the officers.
      Under the Agreements, the Company and each of the officers agree that in the event of a change in control, such officer will remain in the Company’s employ for a period of three years from the date of the change in control (or to such officer’s normal retirement date, if earlier), subject to such officer’s right to resign during a thirty-day period commencing one year from the date of the change in control or for good reason, as defined in such officer’s Agreement. If such officer’s employment terminates within three years after a change in control for any reason other than cause as defined in the Agreements, resignation without good reason as defined in the Agreements, or disability or death, such officer will be paid a lump sum amount equal to such officer’s average annual gross income reported on Form W-2 (P-60 for Mr. Butler) for the most recent five taxable years prior to the change in control, multiplied by the lesser of 2.99 or the number of whole and fractional years left to such executive officer’s normal retirement date, plus interest. The payment may be subject to reduction to avoid adverse tax consequences.
      For purposes of the Agreements, a “change in control” would be deemed to have occurred if (i) any person or group acquires 20% or more of the Company’s issued and outstanding shares of common stock; (ii) the members of the Board as of the date of the Agreements (the “Incumbent Board”) including any person subsequently becoming a Director whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the Directors then comprising the Incumbent Board, cease to constitute a majority of the Board of the Company as a result of the election of Board members pursuant to a contested election; (iii) the stockholders approve of a reorganization, merger or consolidation that results in the stockholders of the Company immediately prior to such reorganization, merger or consolidation owning less than 50% of the combined voting power of the Company; or (iv) the stockholders approve the liquidation or dissolution of the Company or the sale of all or substantially all of the Company’s assets.
      If such provisions under the applicable Agreements had become operative on January 1, 2004, the Company would have been required to pay Messrs. Hathaway, Butler, and Fazzolari the following termination payments based on compensation information available at December 31, 2004: $4,938,586, $2,407,573, and $1,688,668, respectively.
      On September 26, 1988, the Company entered into an agreement with Mr. Hathaway which provides that for purposes of calculating his retirement benefits, his years of service will be deemed to have commenced June 20, 1966.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      Messrs. Wilburn, Jasinowski, Scheiner, Sordoni and Ms. Scanlan served as members of the Management Development and Compensation Committee during 2004 and none of them was an officer or employee of the Company or any of its subsidiaries during that time and did not serve as an executive officer of any entity for which any executive officer of the Company serves as a director or a member of its compensation committee.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and certain of its officers to send reports of their ownership of Harsco Corporation stock and changes in ownership to the Company and the SEC, The New York Stock Exchange, Inc. and

The Pacific Exchange, Inc. SEC regulations also require the Company to identify in this Proxy Statement any person subject to this requirement who failed to file any such report on a timely basis and the Company is not aware of any such failure during 2004.
OTHER MATTERS
      The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by use of mail, employees of the Company may solicit proxies personally or by telephone or facsimile but will not receive additional compensation for these services. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and the Company may reimburse them for their expense in so doing. The Company has retained Morrow & Co. to assist in the solicitation at a cost that is not expected to exceed $10,000 plus reasonable out-of-pocket expenses.
“Householding” of Proxy Materials
      The Company and some brokers household the Annual Report to Stockholders and proxy materials, delivering a single copy of each to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, including the Annual Report to Stockholders, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Harsco Corporation, 250 Poplar Church Road, Camp Hill, PA 17011 or by calling (717) 763-7064.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR PRESENTATION AT 2006 ANNUAL MEETING OF STOCKHOLDERS
      If a stockholder of the Company wishes to submit a proposal for consideration at the 2006 annual meeting of stockholders, such proposal must be received at the executive offices of the Company no later than November 22, 2005 to be considered for inclusion in the Company’s proxy statement and proxy card relating to the 2006 annual meeting. Although a stockholder proposal received after such date will not be entitled to inclusion in the Company’s proxy statement and proxy card, a stockholder can submit a proposal for consideration at the 2006 annual meeting in accordance with the Company’s By-Laws if written notice is given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the annual meeting. In the event that the Company gives less than 70 days notice of the annual meeting date to stockholders, the stockholder must give notice of the proposal within ten days after the mailing of notice or announcement of the annual meeting date. In order to nominate a candidate for election as a Director at the 2006 annual meeting, a stockholder must provide written notice and supporting information to the Secretary of the Company by personal delivery or mail not later than January 27, 2006.

APPENDIX A
HARSCO CORPORATION
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
      Harsco Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Harsco Corporation on January 25, 2005, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that, subject to the approval of eighty percent of the vote which all holders of Common Stock, voting as a single class, are entitled to cast thereon with respect to such Common Stock, the Restated Certificate of Incorporation of Harsco Corporation, as heretofore amended, be, and the same hereby is, further amended by deleting paragraphs (a), (c) and (d) of Article FIFTEENTH thereof and substituting, in lieu thereof, the following:

(a)	Number, Election and Term of Directors. The number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation. The Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at each annual meeting of stockholders, except as provided in Paragraph (c) of this Article FIFTEENTH, and each Director shall hold office until the next annual meeting of stockholders and until such Director’s successor is elected and qualified, except as required by law.

(c)	Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of Directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders and until such Director’s successor is elected and qualified, except as required by law. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

(d)	Removal of Directors. Any Director or the entire Board of Directors may be removed, with or without cause, as provided herein. At any annual meeting of stockholders of the Corporation or at any special meeting of stockholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of at least eighty percent of the vote which all holders of Common Stock

A-1

of this Corporation, voting together as a single class, are entitled to cast thereon with respect to such Common Stock, may remove such Director or Directors with or without cause.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an Annual Meeting of the stockholders of said corporation was duly called and held April 26, 2005, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by the Restated Certificate of Incorporation of Harsco Corporation were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
      IN WITNESS WHEREOF, said Harsco Corporation has caused this certificate to be signed by Derek C. Hathaway, its Chairman, President and Chief Executive Officer, this 26th day of April, 2005.

Derek C. Hathaway
Chairman, President and
Chief Executive Officer
ATTEST:

Mark E. Kimmel
General Counsel and Corporate Secretary

A-2

APPENDIX B
HARSCO CORPORATION
* * * *
BY-LAWS
(INCLUDING PROPOSED AMENDMENTS)
* * * *
As adopted by the original incorporators of Harsco Corporation and approved by the Board of Directors of Harsco Corporation at the first meeting of Directors held February 29, 1956,
and
Including amendment of Section 2, Article II proposed at the Board of Directors meeting held May 22, 1956 and amended at the meeting of the Board of Directors held June 21, 1956,
and
Including amendment of Section 2, Article II proposed at the Board of Directors meeting held July 31, 1956 and amended at the meeting of the Board of Directors held August 28, 1956,
and
Including amendment of Section 2, Article II proposed at the Board of Directors meeting held November 25, 1958 and amended at the meeting of the Board of Directors held December 30, 1958,
and
Including amendment of Section 2, Article II proposed at the Board of Directors meeting held April 30, 1963 and amended at the meeting of the Board of Directors held June 12, 1963,
and
Including amendment of Section 8, Article II proposed at the Board of Directors meeting held August 8, 1967 and amended at the meeting of the Board of Directors held September 26, 1967,
and
Including amendment of Section 3, Article III proposed at the Board of Directors meeting held June 11, 1968 and amended at the meeting of the Board of Directors held July 23, 1968,
and
Including amendment of Section 1, Article IV proposed at the Board of Directors meeting held February 17, 1970 and amended at the meeting of the Board of Directors held April 28, 1970,
and
Including amendment of Section 3, Article III proposed at the Board of Directors meeting held June 31, 1972 and amended at the meeting of the Board of Directors held July 25, 1972,
and

Including the amendment of Section 6, Article II and the amendment of Article VII proposed at the Board of Directors meeting held April 27, 1976 and amended at the meeting of the Board of Directors held June 8, 1976,
and
Including the amendment of Section 8, Article II proposed and adopted at the meeting of the Board of Directors held April 6, 1981,
and
Including a restatement of all Articles proposed and adopted at the meeting of the Board of Directors held February 18, 1982,
and
Including the amendment of Section 1, Article II, the amendment of Section 2, Article II, the addition of a new Section 3, Article II, the amendment of the first paragraph of renumbered Section 7, Article II, the deletion of existing Section 7, Article II, the amendment of Section 11, Article II, and the amendment of Sections 2 through 4, Article III proposed and adopted at the meeting of the Board of Directors held February 19, 1986,
and
Including the amendment of Section 9, Article III proposed and adopted at the meeting of the Board of Directors held March 15, 1990 and effective April 25, 1990,
and
[Subject to the approval of Proposal 1 in this Proxy Statement by the stockholders.] Including the amendment of Sections 6, 7 and 9, Article II and the amendment of Sections 2,3 and 4, Article III proposed at the Board of Directors meeting held January 25, 2005 and amended at the annual meeting of the stockholders of Harsco Corporation held April 26, 2005.

BY-LAWS
OF
HARSCO CORPORATION
ARTICLE 1
OFFICES
Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by a vote of a majority of the Board of Directors in office, and a statement of such change is filed in the manner provided by statute.
Section 2. Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.
ARTICLE II
STOCKHOLDERS MEETINGS
Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held at such place within or without the State of Delaware and on such date and at such time as shall be designated by the Board of Directors and as shall be designated in the notice of said meeting, which day shall be not more than thirteen months after the preceding annual meeting, for purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting. If no such place, date and time are fixed by the Board of Directors, then the meeting shall be held at the principal office of the Corporation on the last Tuesday of April, if not a legal holiday, and if a legal holiday, on the next succeeding day, at 10:00 a.m.
At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposed to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this 0. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
Section 2. Special Meetings. Special meeting of stockholders may be called at any time in the manner provided in Article Fifteenth of the Restated Certificate of Incorporation, may be held at such place within or without the State of Delaware and on such date and at such time as shall be designated by the Board of Directors and stated in the notice of said meeting.
Section 3. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.
Section 4. Notice of Meetings. Notice of the time, place and purpose or purposes of every meeting of stockholders shall be in writing and signed by the President or Vice President or the Secretary or an Assistant Secretary, and a copy thereof shall be served upon each stockholder of record entitled to vote at such meeting either personally or by mail at the address of each stockholder as shown by the stock records of the Corporation, or by any other lawful means, not less than ten, or more than sixty, days before the meeting.
Section 5. Quorum. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. If a quorum is present at any meeting of stockholders and the meeting is adjourned to reconvene at a later time or date or different place, no notice need be given other than an announcement at the meeting of the place, date and time to which the meeting is adjourned, provided that if any adjournment, whether a quorum is present or not, is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 6. Organization. Meetings of the stockholders shall be presided over by the Chairman of the Board of Directors, or the President, a Vice President, or if none of the foregoing is present, by a chairman to be chosen by the holders of a majority of the shares of capital stock present in person or by proxy entitled to vote at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall choose any person present to act as secretary of the meeting.
Section 7. Voting. Except as otherwise provided by law, at every meeting of stockholders, each stockholder of the Corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the Corporation.
Any vote with respect to stock of the Corporation may be cast by the stockholder entitled to vote in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his authorized attorney, and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation.
A proxy shall not be revoked by the death or incapacity of the maker unless, before the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether or not the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.
Except as otherwise required by law or these By-laws, a quorum being present, any matter coming before any meeting of the stockholders shall be decided by a vote of a majority of the shares of capital stock entitled to vote upon such a matter present in person or by proxy at such meeting. At all elections of directors, a quorum being present, the voting shall be by ballot and a plurality of the votes cast shall elect.
Section 8. List of Stockholders. At least ten days before every meeting of stockholders, the Secretary shall prepare and make a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of the stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 9. Inspectors of Election. All elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders the Board of Directors shall appoint one or more inspectors of election, who need not be stockholders, to act at such meeting or any adjournment thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of any such meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. No person who is a candidate for office shall act as an inspector.
If inspectors of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receive votes or ballots; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes; determine the result; and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

On request of the Chairman of the meeting or of any stockholder or his proxy, the inspectors shall make a report in writing or any challenge or question or matter determined by them, and execute a certificate of any fact found by them.
Section 10. Record Holder of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
Section 11. Fixing Record Date. The Board of Directors shall have the power to:
a. Fix a time not more than sixty or less than ten days before the date of any meeting of stockholders at the time as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and
b. Fix a time not more than sixty days before the date fixed for the payment of any dividend or other distribution or allotment of any rights or the exercise of any rights in respect of any change, conversion or exchange of stock for any other lawful action, at the time as of which stockholders whose consent is required or may be expressed for any purpose or stockholders entitled to receive any such dividend, distribution, allotment of rights or right to exercise rights shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting and only stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment of rights or rights to exercise rights.
ARTICLE III
DIRECTORS
Section 1. Powers. The property, affairs and business of the Corporation generally shall be managed under the direction of the Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or the Certificate of Incorporation or the By-laws to be exercised or done by the stockholders.
Section 2. Number, Qualification, Election and Terms. Except as otherwise fixed pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors shall be fixed from time to time by the Board of Directors but shall not be less than five nor more than twelve persons. No person who shall have attained the age of seventy-two shall be eligible for election to the Board of Directors unless he shall be nominated by a three-fourths vote of the members of the Board present. The Directors shall be elected at each annual meeting of stockholders, except as provided in Section 3 of this Article III, and each Director shall hold office until the next annual meeting of stockholders and until such Director’s successor is elected and qualified, except as required by law.
The term “entire Board” as used in these By-laws means the total number of Directors, as from time to time fixed by the Board, which the Corporation would have if there were no vacancies.

Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
Section 3. Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders and until such Director’s successor is elected and qualified, except as required by law. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.
Section 4. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of eighty percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.
Section 5. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 6. Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times and places as may at any time be fixed by resolution of the Board and may be held without further notice. A meeting of the Board shall be held without notice immediately following the annual meeting of the stockholders.
Special meetings may be held at any time upon the call of the Chairman of the Board, the President or three of the Directors then in office. Notice of any special meeting shall be given to each Director orally, telegraphically or otherwise in writing, and shall contain the place, time and date of the meeting. Meetings may be held at any time without notice if those not present waive notice of the meeting in writing.
One or more Director may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.
Section 7. Quorum, Manner of Acting and Adjournment. At all meetings of the Board of Directors a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.
Section 8. Committees. The Board of Directors may in its discretion, by resolution adopted by a majority of the whole Board, appoint committees which shall have and may exercise, to the extent permissible under the General Corporation Law of Delaware and the Certificate of Incorporation, such powers as shall be conferred or authorized by the resolution appointing them. The Board shall have the power at any time to change the members of any such committee, to fill vacancies thereon, and to discharge any such committee.
Section 9. Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any such actions by or in the right of the corporation or other entity) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation (or of such a constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger by the Corporation), or is or was serving at the request of the Corporation (or of such a constituent corporation) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses (including attorneys’ fees and costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding upon a determination having been made as to his good faith and conduct as required by applicable law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided hereby shall not be deemed exclusive of any other such rights provided for pursuant to agreement or otherwise.
Section 10. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.
ARTICLE IV
OFFICERS
Section 1. Number. The Board of Directors, immediately following the annual meeting of the stockholders of the Corporation, shall elect a Chairman of the Board, a President, a Secretary and a Treasurer, and from time to time may appoint such Assistant Secretaries, Assistant Treasurers and such other officers, including one or more Vice Presidents, as it may deem proper. Any two offices, other than the offices of President and Secretary, may be held by the same person.
Section 2. Term and Removal. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.
Section 3. Powers and Duties. The officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, and in addition thereto, such powers and duties as may from time to time be conferred by the Board of Directors.
The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders and shall advise and consult with the other members of the Board, the President and other officers concerning the property, affairs and business of the Corporation. He shall, in the absence or incapacity of the President, perform all duties and functions of the President.
The President shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, or any other officer or officers of the Corporation. He shall, in the absence or incapacity of the Chairman of the Board, perform all duties and functions of the Chairman of the Board.

The Chief Executive Officer of the Corporation shall be either the Chairman of the Board or the President, as may be designated by the Board of Directors from time to time. He shall exercise general supervision over the property, affairs and business of the Corporation and shall possess and exercise such powers as may be granted to him by action of the Board.
The Vice Presidents of the Corporation shall have the authority and shall perform such duties and services as shall be assigned to or required of them from time to time by the Board of Directors or the Chief Executive Officer.
The Treasurer, subject to the supervision of the President, shall have the care and custody of all funds and securities of the Corporation. He shall cause all such funds to be deposited in the name of the Corporation in such banks as the Board of Directors may direct, and he shall keep permanent records of the evidences of property or indebtedness and of the financial transactions of the Corporation. The Treasurer shall exercise such other powers and perform such other duties as may be conferred or imposed upon him by law, by the By-laws or by the Board of Directors.
The Secretary shall attend all meetings of the Board and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the committees, if any, when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. He shall keep in the safe custody the seal of the Corporation, and when any instrument requiring the corporate seal to be affixed shall first have been signed by the Chairman of the Board, the President or a Vice President, shall affix the seal to any instrument requiring it and, when so affixed, it shall be attested by his signature.
In the absence or incapacity of the Secretary, any Assistant Secretary may, except as otherwise provided by law, exercise the powers and perform the duties of the Secretary. In the absence or incapacity of the Treasurer, any Assistant Treasurer may, except as otherwise provided by law, exercise the powers and perform the duties of the Treasurer.
Section 4. Subordinate Officers, Committees and Agents. The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these By-laws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.
Section 5. Miscellaneous. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money shall be signed by such officer or officers, agent or agents, as shall be authorized from time to time by the Board of Directors.

ARTICLE V
CERTIFICATES OF STOCK
Section 1. Form and Transfer. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney duly authorized upon surrender for cancellation of certificates for the number of shares to be transferred with an assignment and power of transfer endorsed thereon or attached thereto duly executed with such proof of the authenticity of the signature as the Corporation or its agents may require.
The Certificates of stock shall be signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employees, or (2) by a registrar other than the Corporation or its employees, any other signature on the certificate may be a facsimile, engraved or printed. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
Section 2. Lost, Stolen, Destroyed or Mutilated Certificates. No certificates for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.
Section 3. Transfer Agent Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.
ARTICLE VI
FISCAL YEAR
The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December next following.
ARTICLE VII
CORPORATE SEAL
The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII
AMENDMENTS
The stockholders, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote, may at any regular or any special meeting alter or amend these By-laws, if notice that such matter is to be presented is contained in the notice of the meeting.
The Board of Directors, by the affirmative vote of a majority of its members, may at any regular or any special meeting alter or amend these By-laws.

APPENDIX C
HARSCO CORPORATION
INDEPENDENCE STANDARDS FOR DIRECTORS
      The following standards have been applied by the Board of Directors of Harsco Corporation in determining whether individual directors qualify as “independent” under the Rules of the New York Stock Exchange. References to Harsco include its consolidated subsidiaries.

1.	No director will be qualified as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with Harsco, either directly or as a partner, shareholder or officer of an organization that has a relationship with Harsco. Harsco will disclose these affirmative determinations.

2.	No director who is a former Harsco employee can be deemed “independent” until three years after the end of his or her employment relationship with Harsco.

3.	No director whose immediate family member is or has been an executive officer of Harsco can be deemed “independent” until three years after such family member has ceased to be an executive officer.

4.	No director who receives, or whose immediate family member receives, more than $100,000 during any twelve-month period in direct compensation from Harsco, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), can be “independent” until three years after he or she ceases to receive more than $100,000 during any twelve-month period in such compensation.

5.	No director can be independent:

a.	who is, or whose immediate family member is, a current partner of Harsco’s internal or external auditor;

b.	who is a current employee of Harsco’s internal or external auditor;

c.	whose immediate family member is a current employee of Harsco’s internal or external auditor and participates in such auditor’s audit, assurance or tax compliance (but not tax planning) practice; or

d.	who, or whose immediate family member, was within the last three years (but is no longer) a partner or employee of such auditor and personally worked on Harsco’s audit within that time.

6.	No director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Harsco’s present executives serve on that company’s compensation committee can be “independent” until three years after the end of such service or employment relationship.

7.	No director who is an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, Harsco for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, can be “independent” until three years after falling below such threshold.

C-1

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Mark Here for Address Change or Comments	☐

ITEM 1–Approve amendments to the Restated Certificate of Incorporation and By-Laws of the Company to eliminate the classification of the Board of Directors;	FOR	AGAINST	ABSTAIN
	☐	☐	☐
	FOR	WITHHELD FOR ALL
ITEM 2–Election of eleven Directors to serve until the next annual meeting of stockholders;	☐		☐

01 G. D. H. Butler, 02 K. G. Eddy, 03 S. D. Fazzolari, 04 D. C. Hathaway,	05 J. J. Jasinowski, 06 D. H. Pierce, 07 C. F. Scanlan, 08 J. I. Scheiner,	09 A. J. Sordoni, III, 10 J. P. Viviano, 11 R. C. Wilburn

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

ITEM 3–Solely in the event that the stockholders do not approve Proposal 1 (elimination of the classification of the Board of Directors), elect four Directors to serve until the 2008 annual meeting of stockholders;
FOR	WITHHELD FOR ALL
☐	☐

01 S. D. Fazzolari, 02 C. F. Scanlan, 03 A. J. Sordoni, III and 04 J. P. Viviano

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

	FOR	AGAINST	ABSTAIN
ITEM 4–Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.	☐	☐	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the date of the Annual Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/hsc Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.harsco.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HARSCO CORPORATION

     The undersigned hereby appoints D.C. Hathaway, S.D. Fazzolari and A.J. Sordoni, III and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Harsco Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held April 26, 2005 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Harsco Corporation account online.

Access your Harsco Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Harsco Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

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